UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2021

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

1. Loan Agreement between Neok Financial Incorporated and PHI Group, Inc.

Effective November 14, 2021 the registrant signed a loan agreement deed with Neok Financial Incorporated, a corporation organized under the existing laws of United Arab Emirates, with its office address located at Trade Center Road, Bur Dubai, Dubai, United Arab Emirates for a loan program in the amount of $2,000,000,000 which carries a fixed preferred rate of annual interest for thirty-five years, to be repaid on a monthly basis over a period of 420 months.

The closing of this transaction is subject to having met certain administrative and legal requirements by the United Arab Emirates, the signing of the closing documents and compliance with international laws for a transaction of this type.

The registrant intends to use the funds from this loan program for a variety of investment opportunities, including but not limited to the Asia Diamond Exchange, the Multi-Commodities Center, selective projects in the areas of real estate, infrastructure, renewable energy, healthcare, and agriculture in Vietnam in connection with PHILUX Global Funds SCA, SICA-RAIF, a group of Luxembourg bank funds sponsored by the registrant.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) in connection with the filing of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Loan Agreement Deed between Neok Financial Incorporate and PHI Group, Inc. dated November 14, 2021 (the complete loan agreement deed document is submitted separately to the Securities and Exchange Commission).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2021

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO